Exhibit 10.15
EIGHTH AMENDMENT TO LEASE AGREEMENT
     THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 21st day of February, 2007, by and between 1899 L STREET TOWER LLC, a Delaware limited liability company (“Landlord”), and BLACKBOARD INC. (“Tenant”).
W I T N E S S E T H:
     WHEREAS, 1899 L Street LLC (“Original Landlord”) and Tenant entered into that certain Office Lease dated November 22, 1999 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated February 16, 2000 (the “First Amendment”) as further amended by that certain Second Amendment to Lease Agreement dated July, 2000, as further amended by that certain Third Amendment to Lease Agreement dated January 31, 2001 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated March 22, 2002 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated August 31, 2005, executed by Landlord (as successor-in-interest to Original Landlord) (the “Fifth Amendment”) as further amended by that certain Sixth Amendment to Lease Agreement dated January 20, 2006 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Lease Agreement dated November 3, 2006 (the “Seventh Amendment”; all of the foregoing being collectively, the “Lease”) pertaining to 62,665 square feet of space (the “Premises”), including the 500 square feet of storage space leased by Tenant pursuant to the Original Lease, the 700 square feet of storage space leased by Tenant pursuant to the Second Amendment and 646 square feet of storage space leased by Tenant pursuant to the Sixth Amendment (collectively, the “Storage Space”) located in that certain building (the “Building”) located at 1899 L Street NW, Washington D.C.; and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease, as more particularly set forth below.
     NOW THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
A G R E E M E N T
     1.     Amendment. Section 2 of the Seventh Amendment is hereby deleted and replaced with the following text:
2.     First Renewal Option. Tenant, at its option, may extend the Term of this Lease for a period (“First Extended Term”), commencing on February 1, 2008 for up to three months as indicated below. The option for such extension may be exercised by Tenant giving up to two written notices (the “Written Notices”) thereof to Landlord, the first of which shall be delivered not later than February 23, 2007, provided that at the time of either notice Tenant shall not be in Default in the performance of any of the terms and provisions of this Lease beyond any applicable grace periods. The first Written Notice shall extend the Lease by one month and 15 days (to March 15, 2008). The second Written Notice shall extend the Lease by an additional one month and 15 days (to April 30, 2008), provided that no second Written Notice may be delivered after March 30, 2007 or if the first Written Notice was not timely delivered. The length of the First Extended Term shall be three months if both Written Notices are timely delivered and shall be one month and 15 days if only the First Written Notice is timely delivered. The First Extended Term shall be on like terms, covenants, agreements, provisions, conditions and limitations as are contained herein, except that the rental payable by Tenant during the First Extended Term shall be equal to $212,866.50 per month ($42.00 x 60,819 / 12) for the Premises, other than the Storage Space (the Premises less the Storage Space is the “Office Space”), plus $3,230 per month ($21.00 x 1,846 /12) for the Storage Space.
     2.     Façade Work. Tenant is aware that Landlord is contemplating performing certain façade work to the second floor of the Building. Tenant grants Landlord the right to enter the portion of the Premises on the second floor of the Building in order to conduct architectural design work and planning provided that Landlord uses reasonable efforts to minimize the disruption caused by such activities.. With Tenant’s written consent, and in no event earlier than four (4) weeks prior to the end of the Lease, as extended, Landlord may perform work requiring access to the Premises provided that such work does not require Tenant to relocate occupants of the affected portion of the Premises. During all such times, Landlord shall use all reasonable efforts to minimize any interference with Tenant’s use or occupancy of the Premises. Landlord may not, during the progress of such work, close or suspend operation of entrances, doors, corridors, elevators or other facilities except as such activities are consistent with the Landlord’s obligations under the Lease and would not impair Tenant’s use or occupancy of the Premises.
     3.     Broker Warranty Landlord and Tenant each warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Studley, Inc. and Transwestern Commercial Services (collectively, the “Brokers”). Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the Brokers) with respect to this Amendment on account of the acts of the indemnifying party.

     4.     Definitions. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.
     5.     Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.
     6.     Counterparts. This Amendment may be executed by each of the parties hereto in separate counterparts and have the same force and effect as if all of the parties had executed it as a single document.
     7.     Ratification. Except as modified herein, all of the remaining terms and provisions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: 1899 L STREET TOWER LLC, a Delaware limited liability company
By:	BlackRock Realty Advisors, Inc.,
its manager

	By:	/s/ Cathy Bernstein
	Name:	Cathy Bernstein
	Title:	Director

TENANT: BLACKBOARD INC.
By:	/s/ Justin Tan
Name:	Justin Tan
Title:	Deputy General Counsel